EXHIBIT 99.1

News Release

FOR ADDITIONAL INFORMATION CONTACT:

New Century Financial Corporation	Robert K. Cole, Chairman and CEO
18400 Von Karman, Suite 1000	(949) 224-5700
Irvine, CA 92612	Carrie Marrelli, VP, Investor Relations
(949) 224-5745

New Century Mortgage Corporation Announces Settlement of

Encore Lawsuit

Irvine, CA, September 23, 2003, New Century Financial Corporation (Nasdaq: NCEN) announced today the Company’s subsidiary, New Century Mortgage Corporation, settled a lawsuit it had filed against Encore Credit Corp., an entity formed by certain former employees. Encore agreed to a settlement after New Century rested its case, with the parties agreeing to dismiss all outstanding claims between them.

Encore also agreed to dismiss another lawsuit its subsidiary, Sprint Funding, had filed against New Century.

“New Century has demonstrated that it will vigorously defend its franchise,” said Robert K. Cole, Chairman and Chief Executive Officer. “In the free market system, we contend that fair and honest competition producing superior financial results is the ultimate means of creating shareholder value over the long term. We believe that the resolution of this legal dispute allows us to focus on competing in the marketplace and continuing our record of producing outstanding results,” added Cole.

About New Century

New Century Financial Corporation (Nasdaq: NCEN) is one of the nation’s largest specialty mortgage companies, providing first and second mortgage products to borrowers nationwide through its operating subsidiaries. New Century is committed to serving the communities in which it operates with fair and responsible lending practices. To find out more about New Century, visit www.ncen.com.

Safe Harbor Regarding Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws and the Company intends that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, but are not limited to, the belief that the resolution of this dispute will allow us to focus on competing in the marketplace and continuing our record of producing outstanding results. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to (i) the condition of the U.S. economy and financial system, (ii) the potential effect of new state or federal laws and regulations, (iii) the outcome of other litigation or regulatory actions pending against New Century, and (iv) the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2002 and our other periodic filings with the Securities and Exchange Commission. We assume no obligation to update the forward-looking statements contained in this press release.